Exhibit 10.37

SEPARATION AND RELEASE OF CLAIMS AGREEMENT

This Separation and Release of Claims Agreement (this “Agreement”) is made as of the Agreement Effective Date (as defined below) by and between Voyager Therapeutics, Inc. (the “Company”) and Allison Dorval (“Executive”) (together, the “Parties”).

WHEREAS, the Company and Executive are parties to the Employment Agreement dated as of November 7, 2018 (the “Employment Agreement”), under which Executive currently serves as Chief Financial Officer of the Company;

WHEREAS, Executive has notified the Company of her desire to resign from employment with the Company, and the Parties have mutually agreed to establish terms for Executive’s separation from employment with the Company; and

WHEREAS, the Parties agree that the payments, benefits and rights set forth in this Agreement shall be the exclusive payments, benefits and rights due Executive in connection with her separation from employment with the Company;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Separation Date; Resignation from Position(s)

(a) Executive’s effective date of separation from employment with the Company will be November 26, 2021 (the “Separation Date”). Executive has resigned as of the Separation Date from her position as Chief Financial Officer of the Company, and from any and all other positions she holds as an officer or employee of the Company and any and all other positions she holds as a director, officer or employee of any subsidiary of the Company, and further agrees to execute and deliver any additional documents reasonably necessary to effectuate such resignations, as requested by the Company. As of the Separation Date, the Employment Agreement will terminate and be of no further force or effect; provided, however, that Executive’s Confidentiality, Noncompetition and Assignment Agreement dated May 18, 2017 and referenced in the Employment Agreement (a copy of which is attached hereto as Attachment A, and hereinafter, the “Restrictive Covenants Agreement”) shall remain in full force and effect.

(b) In connection with Executive’s separation from employment with the Company, Executive shall be paid, in accordance with applicable law and the Company’s regular payroll practices, all unpaid base salary earned through such date, including any amounts for accrued unused vacation time to which Executive is entitled through such date in accordance with Company policy, and reimbursement of any properly incurred unreimbursed business expenses incurred through the Separation Date (together, the “Accrued Obligations”). As of Executive’s last day of employment, all salary payments from the Company will cease and any benefits Executive had as of such date under Company-provided benefit plans, programs, or practices will terminate, except as required by federal or state law or as otherwise specifically set forth in this Agreement. For the avoidance of doubt, Executive may, if eligible and at her own cost, elect to continue receiving group medical insurance pursuant to applicable “COBRA” law (COBRA materials containing details regarding such benefits will be provided to Executive under separate cover in accordance with applicable law).

2.Consulting Agreement – Upon the Separation Date, the Company and Executive shall enter into a consulting agreement in the form attached to this Agreement as Attachment B (the “Consulting Agreement”). It is understood that, so long as (a) Executive enters into the Consulting Agreement on the Separation Date, (b) timely executes and does not revoke this Agreement, and (c) complies at all times with her obligations under this Agreement and the Restrictive Covenants Agreement, during the period Executive is providing services under the Consulting Agreement (the “Consulting Term”) (i) the restricted stock unit award granted by the Company to Executive on January 11, 2019 shall continue to vest and become free from forfeiture in accordance with the applicable award agreement and equity plan as if Executive had continued to remain employed during the Consulting Term; (ii) such restricted stock unit award will cease vesting immediately upon termination of the Consulting Term for any reason in accordance with Section 2 of the Consulting Agreement; (iii) the stock option award granted by the Company to Executive on January 11, 2019 (the “January 2019 Option”) shall continue to vest and become exercisable in accordance with applicable option agreement and equity plan as if Executive had continued to remain employed during the Consulting Term; and (iv) Executive shall have three (3) months from the expiration or termination of the Consulting Agreement to exercise the January 2019 Option to the extent it has vested and become exercisable as of such date, provided that (A) the January 2019 Option shall not be exercisable later than the original expiration date of such option, and (B) to the extent that the January 2019 Option was intended to be an “incentive stock option”, such option shall, as of the date hereof, be treated as a nonstatutory stock option for tax purposes. All other equity awards granted to Executive by the Company will remain subject to their existing terms.

Other than the Accrued Obligations and the Consulting Agreement (and the consideration Executive receives pursuant to the terms thereof), Executive will not be eligible for, nor shall she have a right to receive, any payments, benefits or other consideration from the Company following the Separation Date. For the avoidance of doubt, Executive acknowledges that she is not eligible for or entitled to receive any severance benefits pursuant to the Employment Agreement, and further acknowledges that the Consulting Term will end immediately if she fails to timely sign and return this Agreement, or if she revokes this Agreement, or if she fails to comply with her obligations under this Agreement or the Restrictive Covenants Agreement.

3.Release of Claims – In exchange for the consideration set forth in this Agreement, which Executive acknowledges she would not otherwise be entitled to receive, Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that Executive ever had or now has against any or all of the Released Parties up to the date on which she signs this Agreement, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to Executive’s employment with, separation from, and/or ownership of securities of the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102 and Mass. Gen. Laws ch. 214, § 1C (Massachusetts right to be free from sexual harassment law), the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Maternity Leave Act, Mass. Gen. Laws ch. 149, § 105D, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all rights and claims under the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq., as amended (Massachusetts law regarding payment of wages and overtime), including any rights or claims thereunder to unpaid wages, including overtime, bonuses, commissions, and accrued, unused vacation time; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including, without limitation, all claims arising out of or related to the Employment Agreement); all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of Executive’s employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that this release of claims shall not (i) prevent Executive from filing a charge with, cooperating with, or participating in any investigation or proceeding before, the Equal Employment Opportunity Commission or a state fair employment practices agency (except that Executive acknowledges that she may not recover any monetary benefits in connection with any such charge, investigation, or proceeding, and Executive further waives any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding), (ii) deprive Executive of her rights with respect to the Consulting Agreement, or any vested rights under any employee benefit plan or policy, stock plan or deferred compensation arrangement, or any health care continuation to the extent required by applicable law; or (iii) deprive Executive of any rights Executive may have to be indemnified by the Company as provided in any agreement between the Company and Executive or pursuant to the Company’s Certificate of Incorporation or by-laws.
4.Ongoing Obligations – Executive acknowledges and reaffirms her obligation, except as otherwise permitted by Section 8 below, to keep confidential and not to use or disclose any and all non-public information concerning the Company acquired by her during the course of her employment with the Company, including, but not limited to, any non-public information concerning the Company’s business, operations, products, programs, affairs, performance, personnel, technology, science, intellectual property, plans, strategies, approaches, prospects, financial condition or development related matters. Executive also acknowledges all of her continuing obligations pursuant to the Restrictive Covenants Agreement, which survive her separation from employment with the Company and shall remain in full force and effect.
5.Non-Disparagement – Executive understands and agrees that, except as otherwise permitted by Section 8 below, she will not, in public or private, make any false, disparaging, negative, critical, adverse, derogatory or defamatory statements, whether orally or in writing, including online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, key opinion leader, financial institution, research analyst or current or former employee, board member, consultant, shareholder, client or customer of the Company, regarding the Company, or any of the other Released Parties, or regarding the Company’s business, operations, products, programs, affairs, performance, personnel, technology, science, intellectual property, plans, strategies, approaches, prospects, financial condition or development related matters. For the avoidance of doubt, the foregoing shall not prevent Executive from stating or repeating factual information with respect to the Company or its assets which is otherwise publicly available.
6.Return of Company Property – Executive confirms that she has returned to the Company all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software, printers, flash drives and other storage devices, wireless handheld devices, cellular phones, tablets, etc.), Company identification, and any other Company owned property in her possession or control, and that she has left intact all, and has otherwise not destroyed, deleted, or made inaccessible to the Company any, electronic Company documents, including, but not limited to, those that she developed or helped to develop during her employment, and that she has not (a) retained any copies in any form or media; (b) maintained access to any copies in any form, media, or location; (c) stored any copies in any physical or electronic locations that are not readily accessible or not known to the Company or that remain accessible to her; or (d) sent, given, or made accessible any copies to any persons or entities that the Company has not authorized to receive such electronic or hard copies. Executive further confirms that she has cancelled all accounts for her benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone accounts, and computer accounts.
7.Confidentiality – Executive understands and agrees that, except as otherwise permitted by Section 8 below, the contents of the negotiations and discussions resulting in this Agreement shall be maintained as confidential by Executive and her agents and representatives and shall not be disclosed except as otherwise agreed to in writing by the Company and except to her immediate family, legal, financial and tax advisors, on the condition that any individuals so informed must hold the above information in strict confidence.
8.Scope of Disclosure Restrictions – Nothing in this Agreement or elsewhere prohibits Executive from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies, filing a complaint with government agencies, or participating in government agency investigations or proceedings. Executive is not required to notify the Company of any such communications; provided, however, that nothing herein authorizes the disclosure of information Executive obtained through a communication that was subject to the attorney-client privilege. Further, notwithstanding Executive’s confidentiality and nondisclosure obligations, Executive is hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”
9.Business Expenses; Final Compensation – Executive acknowledges that she has been reimbursed by the Company for all business expenses incurred in conjunction with the performance of her employment and that no other reimbursements are owed to her. Executive further acknowledges that she has received all compensation due to her from the Company, including, but not limited to, all wages, bonuses and accrued, unused vacation time, and that she is not eligible or entitled to receive any additional payments or consideration from the Company beyond the Consulting Agreement.
10.Cooperation – Executive agrees that, to the extent permitted by law, she shall cooperate fully with the Company in the investigation, defense or prosecution of any claims or actions which already have been brought, are currently pending, or which may be brought in the future against the Company by a third party or by or on behalf of the Company against any third party, whether before a state or federal court, any state or federal government agency, or a mediator or arbitrator. Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with the Company’s counsel, at reasonable times and locations designated by the Company, to investigate or prepare the Company’s claims or defenses, to prepare for trial or discovery or an administrative hearing, mediation, arbitration or other proceeding, to provide any relevant information in hers possession, and to act as a witness when requested by the Company. The Company will reimburse Executive for all reasonable and documented out of pocket costs that she incurs to comply with this paragraph. Executive further agrees that, to the extent permitted by law, she will notify the Company promptly in the event that she is served with a subpoena (other than a subpoena issued by a government agency), or in the event that she is asked to provide a third party (other than a government agency) with information concerning any actual or potential complaint or claim against the Company.
11.Amendment and Waiver – This Agreement shall be binding upon the Parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the Parties. This Agreement is binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors/administrators/personal representatives, and successors. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.
12.Validity – Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.
13.Nature of Agreement – Both Parties understand and agree that this Agreement is a separation and release of claims agreement and does not constitute an admission of liability or wrongdoing on the part of the Company or Executive.
14.Time for Consideration and Revocation; Acknowledgements – Executive acknowledges that she was initially presented with this Agreement on November 15, 2021 (the “Receipt Date”), that she has been given at least twenty-one (21) days following the Receipt Date to consider this Agreement (the “Consideration Period”), and that the Company is hereby advising her to consult with an attorney of her own choosing prior to signing this Agreement. Executive understands that she may revoke the Agreement for a period of seven (7) days after she signs it (the “Revocation Period”) by notifying the Company in writing. Executive further understands that this Agreement shall be of no force or effect unless she signs and returns this Agreement no earlier than the Separation Date, but no later than December 7, 2021, and does not revoke the Agreement during the Revocation Period by notifying the Company in writing (the day immediately following the expiration of such Revocation Period, the “Agreement Effective Date”). Executive further understands that the Consulting Agreement will terminate immediately if she fails to timely sign and return this Agreement, or if she revokes this Agreement. In the event Executive executes this Agreement prior to December 7, 2021, she acknowledges that such decision is entirely voluntary. Executive further acknowledges and agrees that any changes made to this Agreement following her initial receipt of this Agreement on the Receipt Date, whether material or immaterial, shall not re-start or affect in any manner the Consideration Period. Executive understands and agrees that by entering into this Agreement she is waiving any and all rights or claims she may have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that she will have received consideration beyond that to which she was previously entitled.
15.Voluntary Assent – Executive affirms that no other promises or agreements of any kind have been made to or with Executive by any person or entity whatsoever to cause her to sign this Agreement, and that she fully understands the meaning and intent of this Agreement and that she has had the opportunity to consult counsel of her own choosing. Executive further states and represents that she has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs her name of her own free act.
16.Governing Law – This Agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. Each of the Company and Executive hereby irrevocably submits to and acknowledges and recognizes the exclusive jurisdiction and venue of the courts of the Commonwealth of Massachusetts, or if appropriate, the United States District Court for the District of Massachusetts (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement or the subject matter thereof.
17.Entire Agreement – This Agreement, including the Restrictive Covenants Agreement and the Consulting Agreement, contains and constitutes the entire understanding and agreement between the Parties hereto with respect to Executive’s separation from the Company, and the settlement of claims against the Company, and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith, including, without limitation, the Employment Agreement.
18.Counterparts – This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Facsimile and PDF signatures shall be deemed to be of equal force and effect as originals.

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IN WITNESS WHEREOF, the Parties have set their hands and seals to this Agreement as of the date(s) written below.

Voyager THERAPEUTIcs, INC.

By: /s/ Robert W. HessleinDate: 12/05/2021

Name: Robert W. Hesslein___________________

Title: SVP/General Counsel___________________

I hereby agree to the terms and conditions set forth above. I have been given at least twenty-one (21) days to consider this Agreement and I have chosen to execute this on the date below. I intend that this Agreement will become a binding agreement between me and the Company if I do not revoke my acceptance in writing to the Company within seven (7) days following the date below, and I understand that my eligibility for the Consulting Agreement is contingent upon my timely execution, return and non-revocation of this Agreement.

/s/ Allison Dorval Date:_12/05/2022